STATE OF NORTH CAROLINA    )
                                    :
COUNTY OF NEW HANOVER      )


         KNOW ALL MEN BY THESE PRESENTS:


     That I, Elizabeth Messick Willetts, of the City of Wilmington, County of New Hanover and State of North Carolina, do hereby constitute and appoint Frederick Willetts, III, of the same City, County and State, my true and lawful attorney, for me and in my name,

     1. To enter upon and take possession of any lands, buildings, tenements, or other structures, or any part, or parts, thereof, that belong to me, or to the possession whereof, I may be entitled;

     2. To ask, collect and receive, any rents, profits, issues, or income of any and all such lands, buildings, tenements, or other structures, or any part, or parts, thereof;

     3. To make, execute and deliver, any deed, mortgage, or lease, whether with or without, covenants and warranties, in respect of any such lands, buildings, tenements, or other structures, or of any part, or parts, thereof, and to manage any such lands, and to manage, repair, alter, rebuild, reconstruct, any buildings, houses, or other structures, or any part, or parts, thereof, that may now, or hereafter, be erected upon any such lands;

     4. To demand, sue for, collect, recover and receive all goods, claims, debts, monies, interest and demands whatsoever, now due, or that may hereafter be due, or belong to me (including the right to institute any action, suit, or legal proceeding, for the recovery of any land, buildings, tenements, or other structures, or any part, or parts, thereof, to the possession whereof I may be entitled), and to make, execute and deliver receipts, releases, or other, discharges therefor, under seal, or otherwise;

     5. To make, execute, endorse, accept and deliver, any and all bills of exchange, checks, drafts, notes and trade acceptances;

     6. To pay all sums of money, at any time, or times, that may hereafter be owing by me, upon any bill of exchange, check, draft, note, or trade acceptance, made, executed, endorsed accepted and delivered by me, or for me, and in my name, by my said attorney;

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

     7. To sell any and all shares of stocks, bonds, or other securities, now, or hereafter, belonging to me, that may be issued by any association, trust, or corporation, whether private or public, and to make, execute and deliver an assignment, or assignments, of any such shares of stocks, bonds, or other securities;

     8. To defend, settle, adjust, compound, submit to arbitration, and compromise all actions, suits, accounts, reckonings, claims and demands, whatsoever, that now are, or hereafter shall be, pending between me and any person, firm, or corporation, in such manner, and in all respects as my said attorney shall think fit;

     9. To enter into, make, sign, execute and deliver, acknowledge and perform, any contract, agreement, writing, or thing, that may, in the opinion of my said attorney, be necessary, or proper, to be entered into, made, or signed, sealed, executed, delivered, acknowledged or performed;

     10. Without, in any wise, limiting the foregoing, generally to do, execute and perform, any other act, deed, matter, or thing, whatsoever, that ought to be done, executed and performed, or that, in the opinion of my said attorney, ought to be done, executed, or performed, in and about the premises, of every nature and kind, whatsoever, as fully and effectually as I could do, if personally present.

     And I, the said Elizabeth Messick Willetts, do hereby ratify and confirm all whatsoever my said attorney shall do, or cause to be done, in, or about, the premises, by virtue of this power of attorney.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal, in the City of Wilmington, County of New Hanover and State of North Carolina, on this 3rd day of July, 1978.


                                         /s/ Elizabeth Messick Willetts
                                         -------------------------------------
                                         Elizabeth Messick Willetts

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

STATE OF NORTH CAROLINA    )
                           :
COUNTY OF NEW HANOVER      )


     On this 3rd day of July, 1978, personally appeared before me Harriet D. Lee, a Notary Public in and for the State and County above-mentioned, Elizabeth Messick Willetts, and acknowledged the due execution of the foregoing instrument for the purposes therein stated.

     Witness my hand and official seal this 3rd day of July, 1978.


                                               /s/Harriet D. Lee
                                               ---------------------------------
                                               Notary Public
My commission expires: April 4, 1985



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